EXHIBIT 99.2

Contact Investor Relations Krishna Gorti, M.D. Investor Relations +1 973 290 6122 krishna.gorti@themedco.com	Media Inquiries Michael Blash Communications +1 973 290 6100 michael.blash@themedco.com

FOR IMMEDIATE RELEASE

The Medicines Company Announces Effective Date Of Make-Whole Fundamental Change Relating To Its 2.50% Convertible Senior Notes Due 2022, 2.75% Convertible Senior Notes due 2023 and 3.50% Convertible Senior Notes due 2024

PARSIPPANY, N.J., January 6, 2020 – The Medicines Company (the “Company”) today provided notice of a Make-Whole Fundamental Change to holders of its (i) 2.50% Convertible Senior Notes due 2022 (the “2022 Notes”), (ii) 2.75% Convertible Senior Notes due 2023 (the “2023 Notes”) and (ii) 3.50% Convertible Senior Notes due 2024 (the “2024 Notes,” and collectively with the 2022 Notes and 2023 Notes, the “Notes”). The consummation of the previously announced transactions contemplated by the Agreement and Plan of Merger, dated as of November 23, 2019 (the “Merger Agreement”), by and among the Company, Novartis AG (the “Parent”) and Medusa Merger Corporation (“Merger Sub”), constitutes a Make-Whole Fundamental Change under: (i) the Indenture, dated as of January 13, 2015, governing the 2022 Notes (the “2022 Notes Indenture”), (ii) the Indenture, dated as of June 10, 2016, governing the 2023 Notes (the “2023 Notes Indenture”), and (iii) the Indenture, dated December 18, 2018, governing the 2024 Notes (the “2024 Notes Indenture,” and together with the 2022 Note Indenture and 2023 Notes Indenture, the “Indentures”). The Company also today provided notice to holders of the 2022 Notes that it will redeem all of the 2022 Notes on February 5, 2020, at a price of 100% of the principal amount of the 2022 Notes, plus accrued and unpaid interest.

As previously announced, pursuant to the Merger Agreement, Merger Sub commenced a tender offer (the “Offer”) on December 5, 2019, to acquire all of the outstanding shares of common stock of the Company, $0.001 par value per share (the “Common Stock”), at a purchase price of $85.00 per share (the “Offer Price”) in cash, without interest thereon and subject to any tax withholding. The Offer expired at 12:00 Midnight, New York City time, at the end of the day on January 3, 2020. Promptly after the Offer expiration time, Merger Sub accepted all shares of Common Stock validly tendered pursuant to the Offer. Additionally, on January 6, 2020, following the acquisition of the Common Stock, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of Parent.

As a result of the Merger, each share of Common Stock (other than (i) shares of Common Stock that at the effective time of the Merger (the “Effective Time”) were owned by the Company, Parent, Merger Sub, any other subsidiary of Parent or any subsidiary of the Company or that were held in the Company’s treasury and (ii) that were outstanding immediately prior to the Effective Time and that were held by a Company stockholder who properly demanded and perfected appraisal rights under Delaware law) was converted into the right to receive the Offer Price in cash, without interest thereon and subject to any tax withholding.

Under Section 14.07 of each Indenture, because the Merger constituted a Share Exchange Event, the right to convert the Notes into shares of Common Stock was changed to the right to convert the Notes into the cash amount that a holder of a number of shares of Common Stock equal to the applicable Conversion Rate immediately prior to the Merger would have been entitled to receive based on the Offer Price. In accordance with Section 14.07 of each Indenture, the Company entered into supplemental indentures, each dated as of January 6, 2020, with Wells Fargo Bank, National Association, as Trustee, to the respective Indentures (the “Supplemental Indentures”) to effect such changes.

In addition, the consummation of the Offer and the Merger constituted a Make-Whole Fundamental Change under each Indenture. Pursuant to Section 14.03 of the 2022 Notes Indenture, the Conversion Rate of the 2022 Notes has not been temporarily increased. Noteholders are entitled to convert their 2022 Notes at any time before 5:00 p.m., New York City time, on February 4, 2020 into $2,539.851 in cash (without interest) per $1,000 principal amount of 2022 Notes.

Pursuant to Section 14.03 of the 2023 Notes Indenture, the Conversion Rate of the 2023 Notes has temporarily increased from 20.4198 shares of Common Stock per $1,000 principal amount of 2023 Notes to 20.5526 shares (which is equal to a Conversion Price of approximately $48.656 per share of Common Stock). As a result of the Share Exchange Event, the temporary increase in the Conversion Rate enables noteholders to temporarily convert the 2023 Notes into $1,746.971 in cash (without interest) per $1,000 principal amount of 2023 Notes, based on the Offer Price. The temporarily increased Conversion Rate of the 2023 Notes will only be available if the 2023 Notes are surrendered for conversion on or before 5:00 pm New York City time on the Business Day immediately prior to the Fundamental Change Repurchase Date described below. Thereafter, noteholders are entitled to convert their 2023 Notes into $1,735.683 in cash (without interest) per $1,000 principal amount of 2023 Notes.

Pursuant to Section 14.03 of the 2024 Notes Indenture, the Conversion Rate of the 2024 Notes has temporarily increased from 39.6920 shares of Common Stock per $1,000 principal amount of 2024 Notes to 40.2988 shares (which is equal to a Conversion Price of approximately $24.815 per share of Common Stock). As a result of the Share Exchange Event, the temporary increase in the Conversion Rate enables noteholders to temporarily convert the 2024 Notes into $3,425.398 in cash (without interest) per $1,000 principal amount of 2024 Notes, based on the Offer Price. The temporarily increased Conversion Rate of the 2024 Notes will only be available if the 2024 Notes are surrendered for conversion on or before 5:00 pm New York City Time on the Business Day immediately prior to the Fundamental Change Repurchase Date described below. Thereafter, noteholders are entitled to convert their 2024 Notes into $3,373.820 in cash (without interest) per $1,000 principal amount of 2024 Notes.

Finally, the consummation of the Offer and the Merger constituted a Fundamental Change. Pursuant to Section 15.02 of each Indenture, the Company is required to offer to repurchase the Notes of each noteholder for cash at a repurchase price equal to 100% of the principal amount of such Notes, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date of January 26, 2020. This press release is not an offer to repurchase the Notes.

The Company has separately delivered to all noteholders, the Trustee and the Paying Agent, with respect to each series of the Notes, a notice of the Share Exchange Event and execution of the Supplemental Indentures, the occurrence of the effective date of the Fundamental Change and Make-Whole Fundamental Change, and the conversion and repurchase rights at the option of the noteholders arising as a result thereof. Copies of such notices are available on the Company’s website (https://www.themedicinescompany.com/investor/). Noteholders should read carefully such notices, as they contain important information as to the procedures and timing for the exercise of the noteholders’ conversion and repurchase rights.

The Trustee, Paying Agent and Conversion Agent under each Indenture is Wells Fargo Bank, National Association. For questions or assistance related to converting the Notes, the noteholders should contact Wells Fargo Bank, National Association, Corporate Trust Operations at bondholdercommunications@wellsfargo.com. All other questions may be directed to Christopher Visioli at Christopher.Visioli@themedco.com at the Company.

About The Medicines Company

The Medicines Company (NASDAQ: MDCO) is a biopharmaceutical company with a singular, relentless focus on addressing the greatest global healthcare challenge and burden today - cardiovascular disease. Our purpose is to halt the deadly progression of atherosclerosis and the cardiovascular risk created by high levels of LDL-C, or bad cholesterol. The Company is headquartered in Parsippany, New Jersey. For more information, please visit www.themedicinescompany.com and follow us on Twitter @MDCONews and LinkedIn.